EXHIBIT 99.1



              INFORMATION RELATING TO FORWARD LOOKING STATEMENTS


     THIS PRESENTATION INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: the Company's ability to complete the planned spin-off of its Ameriprise financial business unit and to manage transition costs and implement effective transition arrangements with Ameriprise on a post-completion basis; the Company's ability to achieve its long-term financial targets after completion of the proposed spin-off; the Company's ability to grow its business and meet or exceed its return on shareholders' equity target by reinvesting approximately 35% of annually-generated capital, and returning approximately 65% of such capital to shareholders, over time, which will depend on the Company's ability to manage its capital needs and the effect of business mix, acquisitions and rating agency requirements; consumer and business spending on the Company's travel related services products, particularly credit and charge cards and Travelers Cheques and other prepaid products and growth in card lending balances, which depend in part on the ability to issue new and enhanced card and prepaid products, services and rewards programs, and increase revenues from such products, attract new cardmembers, reduce cardmember attrition, capture a greater share of existing cardmembers' spending, sustain premium discount rates on its card products in light of regulatory and market pressures, increase merchant coverage, retain cardmembers after low introductory lending rates have expired, and expand the global network services (GNS) business; the Company's ability to introduce new products, reward program enhancements and service enhancements on a timely basis during the latter half of 2005 and the first half of 2006; the ability of the Company to enhance merchant benefits, such as greater transaction volume and additional higher spending customers on the Company's network and business-to-business savings and similar opportunities; the success of the GNS business in partnering with banks in the United States, which will depend in part on the extent to which such business further enhances the Company's brand, allows the Company to leverage its significant processing scale, expands merchant coverage of the network and provides U.S. GNS bank partners the benefits of greater cardmember loyalty and higher spend per customer; the continuation of favorable trends, including increased travel and entertainment spending and the overall level of consumer confidence; the Company's ability to generate sufficient revenues for expanded investment spending, and the ability to capitalize on such investments to improve business metrics; the costs and integration of acquisitions; the success, timeliness and financial impact (including costs, cost savings and other benefits including increased revenues), and beneficial effect on the Company's operating expense to revenue ratio, both in the short-term and over time, of reengineering initiatives being implemented or considered by the Company, including cost management, structural and strategic measures such as vendor, process, facilities and operations consolidation, outsourcing (including, among others, technologies operations), moving internal and external functions to the Internet to save costs, and planned staff reductions relating to certain of such reengineering actions; the ability to control and manage operating, infrastructure, advertising and promotion expenses as business expands or changes, including the ability to accurately estimate the provision for the cost of the Membership Rewards program; the Company's ability to manage credit risk related to consumer debt, business loans, merchant bankruptcies and other credit trends and the rate of bankruptcies, which can affect spending on card products, debt payments by individual and corporate customers and businesses that accept the Company's card products and returns on the Company's investment portfolios; bankruptcies, restructurings or similar events affecting the airline or any other industry representing a significant portion of TRS' billed business, including any potential negative effect on particular card products and services and billed business generally that could result from the actual or perceived weakness of key business partners in such industries; risks associated with the Company's prepayment to Delta Air Lines of $500 million for the future purchases of Delta SkyMiles rewards points and its loan of up to $75 million to Delta; the triggering of obligations to make payments to certain co-brand partners, merchants, vendors and customers under contractual arrangements with such parties under certain circumstances; a downturn in the Company's businesses and/or negative changes in the Company's and its subsidiaries' credit ratings, which could result in contingent payments under contracts, decreased liquidity and higher borrowing costs; fluctuations in foreign currency exchange rates; fluctuations in interest rates, which impact the Company's borrowing costs and return on lending products; accuracy of estimates for the fair value of the assets in the Company's investment portfolio and, in particular, those investments that are not readily marketable, including the valuation of the interest-only strip relating to TRS' lending securitizations; the potential negative effect on the Company's businesses and infrastructure, including information technology, of terrorist attacks, disasters or other catastrophic events in the future; political or economic instability in certain regions or countries, which could affect lending and other commercial activities, among other businesses, or restrictions on convertibility of certain currencies; changes in laws or government regulations, including changes in tax laws or regulations that could result in the elimination of certain tax benefits; outcomes and costs associated with litigation and compliance and regulatory matters; deficiencies and inadequacies in the Company's internal control over financial reporting, which could result in inaccurate or incomplete financial reporting; and competitive pressures in all of the Company's major businesses. A further description of these and other risks and uncertainties can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, and its other reports filed with the SEC.

                   LEHMAN 2005 FINANCIAL SERVICES CONFERENCE

    Talking points prepared for presentation to the Lehman 2005 Financial
     Services Conference by American Express Executive Vice President and
      Chief Financial Officer Gary L. Crittenden on September 14, 2005.
--------------------------------------------------------------------------------

[FOR SLIDES ACCOMPANYING THIS PRESENTATION, PLEASE REFER TO THE AMERICAN EXPRESS COMPANY INVESTOR RELATIONS WEB SITE AT http://ir.americanexpress.com.]

Thank you Bruce and thank you all for joining us today.

In the next twenty minutes or so, I'd like to take you through:

-- The recent performance of American Express, focusing on the financial advantages of our business model and the opportunities for growth that we envision for AXP post-spin;

-- Our financial paradigm--a management model that is likely familiar to you--which we will continue to employ to drive our results; and

-- A few thoughts on some of the strategic areas of focus for the company going forward.

As you know, since we first established our long term financial targets in 1993, we have performed well against them, even despite periods of downturn such as 2001, in which the company was significantly impacted by the events of September 11th.

Importantly, over the past few years the business has demonstrated strong momentum and, in particular, on a year-to-date basis, we have exceeded our targets with 10% revenue growth, 16% EPS growth and 23% ROE.

We remain committed to achieving these targets subsequent to the spin-off of Ameriprise on September 30, and, in fact, we will be raising our ROE target from 18%-20% to 28-30%, given our confidence in the ability of the core payments business to generate these strong returns.

Our spend-centric model is one of the strategic underpinnings of our business and is the foundation of our ability to deliver against our financial targets. By focusing on spending rather than lending, we are able to deliver strong growth, with relatively low capital requirements, which equates, overall, to strong return on equity.

As many of you know, our spend-centric model entails targeting an attractive customer and driving a high average spend per cardmember by leveraging rewards and other compelling customer value propositions that we can provide, given the direct relationships with both cardmembers and merchants enabled by our closed loop network. Delivering a higher average spend to merchants enables us to maintain the premium economics of our network, which are then reinvested to provide incremental value for these cardmembers and merchants.

Our spend-centric model distinguishes us from our competitors and delivers two very distinct benefits to the business:

-- Because the business is not dependent upon capital-intensive loans for growth, our discount and fee-based income is positioned to grow faster than the business' capital requirements; and

-- Because we are able to obtain premium economics through the spend-centric model, and given that through our closed loop network we are both the card-issuer and the merchant acquirer, on any given transaction we have more overall margin than our peers; this incremental return can be reinvested into our business not only to deliver superior value to our customers, but also to drive strong growth.

Another way to look at the importance of our spend-centric model and its ability to drive returns is through a metric we call spend velocity.

Spend velocity measures the level of spending per dollar of managed receivables and is an indicator of the capital intensity of the business.

In our combined U.S. charge and lending business, we generate more than 5 dollars of spend for every dollar of receivables. And even looking only at our U.S. lending business, we still generate higher spending per dollar of receivables than all of our major competitors.

Overall, our spend velocity reflects the financial efficiency of our model versus our peers and demonstrates that our growth requires less capital than that of our lend-model competitors.

Our growth and return profile enables us to generate strong equity cash flow-- defined as equity generated net of the capital required to grow the business--given our more efficient or less capital intensive growth. Equity cash flow ultimately provides us with the resources to deliver strong returns to shareholders.

Looking at the historical results for our TRS business, which will be the main driver of AXP's results going forward, we can see direct evidence of the growth in equity cash flow that results from our adherence to this spend-focused model and strategy.

From 2000-2004, TRS grew its net income at a compound annual rate of 10%, but only increased its total shareholders' equity by 8%.

This shows an increased efficiency of equity usage, meaning, our growth in the fundamental business outweighs the associated capital needed to fund such growth.

The result of this increased efficiency was a 110 basis point increase in ROE over the last four years, resulting in a 33% ROE for the TRS business in 2004.

Over time, we've proven that we are committed to maximizing equity cash flow and returns to shareholders.

We've targeted an on average and over time return of capital to shareholders of 65% of total AXP capital generated.

In fact, over a 10-year period, we have exceeded this target, paying out 67% of capital cumulatively through the YTD period.

This level is considerable compared to that of our peers and we are confident that post spin-off, the high growth and high return profile of the payments business positions us to continue to meet this target.

Going forward, we have confidence in our ability to drive the financial performance of AXP overall in addition to maximizing returns and equity cash flow to our shareholders' benefit.

To this end, we intend to continue to employ our financial paradigm. We have shared this management model with you before, so as you will recall, it consists of driving consistent, profitable growth, generating attractive returns, and managing for stability within the business, all of which are hallmarks of top tier growth companies.

I'd like to start with the growth leg of this paradigm. As you know, we categorize growth into three buckets:

-- Organic opportunities, which focus on the existing growth drivers in the core payments business (e.g., more cards, more spending and more loans);

-- Expanded opportunities, which leverage the infrastructure, assets and expertise within the core business; and

-- Finally, while not a key strategy of ours, joint ventures and acquisitions are also a potential growth lever for us.

Focusing on our organic growth opportunities, given the spend-centric model, we believe that we have many levers for growth within our core payments business.

In fact, in addition to enabling a more efficient employment of capital for growth, the spend-centric model enables us to maintain a diverse portfolio of businesses across product type, customer segments and geographic markets, all of which afford several growth channels.

In particular, though, there are a few key growth drivers that cut across our portfolio of businesses. Specifically, we are highly focused on:

--  Cardmember acquisition;

    - Developing and launching new products; and

    - Securing new partners and distribution channels;

-- Reducing cardmember attrition: Not only growing our customer base through card acquisition, but through retaining increasing numbers of the right customers by ensuring that they are satisfied and deriving value from our products; and

-- Increasing rewards penetration, both in terms of cards enrolled in rewards programs and the level of spending on rewards, has very tangible incremental benefits, such as increased spending and improvements in delinquency, paydown and attrition rates. In addition, increased rewards penetration, coupled with growing merchant coverage, including growing acceptance in "everyday" and non-traditional categories, enables us to capture a greater share of our customer's "wallet" or a greater share of total spending.

Let me provide more detail on some of our new products, partners and distribution channels.

We've learned that customers' spending needs and habits vary across different categories of purchases and across different customer segments. A key card acquisition strategy of ours, therefore, is to provide a variety and choice of spending vehicles and loyalty programs in order to better serve these needs.

As a result, over the past several years, we have aggressively delivered against a robust pipeline of product and service enhancement opportunities by introducing, among others, our JetBlue co-branded credit card, our IN:NYC credit card, which is a city-specific credit card targeted at a younger demographic and our ExpressPay product which is a "contactless" payment device that you simply wave in front of a reader to pay for small dollar value purchases.

Overall, not only has our broad set of products enabled us to better serve our existing customers and attract new ones by addressing their range of spending needs, it has also further reduced the importance of any one product to our ability to grow.

Likewise, our network, distribution and co-brand partners are a driver of growth as well. On the network side, where a bank becomes the issuer of cards on our network, we have had good success in signing partnerships both within the U.S. and abroad. As you know, we have signed three of the top issuers in the U.S.: MBNA, Citigroup and USAA. In addition, we've forged a relationship with UBS and Juniper Bank to issue our cards as part of their high net worth private banking offering.

Outside of the U.S., we have signed a number of partnerships over the past year in markets such as China, Russia, the UK, South Korea and Hungary. The GNS business now has over 90 partners representing over 100 geographic markets.

Finally, through our distribution and co-brand partnerships, including those forged with JetBlue, British Airways and TQ3/Navigant among others, we are the issuer of the cards, but leverage a partnership to tap into a pool of customers to which we do not have direct access.

Focusing on these various organic growth levers, as well as capitalizing on some of our expanded growth opportunities, has helped us achieve very strong momentum in several of our business performance metrics over the past few years.

In particular, our YTD performance included 16% growth in billings, 8% growth in cards, 12% growth in cardmember loans and a 7% increase in travel sales, in addition to best in class credit performance.

This growth was achieved amid an industry backdrop of consolidation, increasing competition, challenging loan growth and a travel market that has exhibited a rebound in sales volume tempered by declining airline ticket prices.

Furthermore, not only have we been able to steadily grow average spend per cardmember over time, one of our key metrics, but also we've been able to expand steadily the gap between our average spend and that of the other networks.

In fact, at year-end 2004, U.S. AXP cardmembers on average spent almost four times more than MasterCard and Visa cardmembers.

This growth has been supported not only by focusing on some of the organic growth levers discussed previously, but also by leveraging our expanded growth opportunities, such as our corporate middle market business and Global Network Services activities.

Finally, our focus on these growth drivers has led to AXP share gains over the past two years--a trend which, given mid-year data, is continuing in 2005. Even when including debit, a faster growing product which we don't offer, we have still increased our share of volumes versus the large associations.

And while many of our competitors view organic growth opportunities as slowing and therefore look to do acquisitions or to enter new businesses in order to make up for the slowdown, we take a different view, given our spend-centric model.

We firmly believe that there are still sizable opportunities to further penetrate cash and check spending around the world to further grow spending on plastic.

Turning to the second leg of our paradigm, returns, it's important to note that we strive not only to achieve growth, but specifically to achieve profitable growth, as measured by ROE.

More importantly, maximizing the ROE of our business also enables us to focus on producing increasingly greater levels of free equity cash flow and delivering improving shareholder returns.

Some tactics that we have employed in order to optimize our returns are:

-- Reengineering, which is increasingly a core discipline of ours as demonstrated by our focus on and success in achieving $1B of annual reengineering benefits for the past four years;

-- Shifting our business mix to higher return initiatives, such as investing in some of our expanded growth opportunities, including our corporate middle market, network and prepaid businesses;

-- Reducing the equity intensity of certain products within our existing product portfolio; and

--  Selling or spinning-off our lower return businesses.

I'd like to spend a few minutes providing you with greater detail around two of these tactics, specifically some of the actions we took to reduce the equity "intensity" of some products and the actions we took to divest some of our lower return businesses.

Within our U.S. consumer card and small business organization, we went through a rigorous exercise of reducing the capital intensity of various card portfolios.

Several measures were employed, including:

-- Identifying that customers and cards in rewards programs were, on average, more profitable. To this end, spend on rewards was increased, our acquisition efforts were focused on rewards-based products, and we introduced three new rewards-based products in 2004. Overall, we have increased U.S. proprietary spending on rewards from approximately 65% in 2001 to approximately 80% in 2004.

-- Secondly, we also focused on margin improvement within the portfolios and specifically focused on leveraging risk management tools to reduce the portfolio write-off rates, improve payoff rates and reduce our risk associated with underwriting.

-- In addition, we also de-emphasized low APR balance transfers and shifted our cardmember acquisition focus to variable rate products.

The combination of these actions drove significant improvements in the capital intensity of our products and in the returns of these portfolios.

In addition, over the past few years, we have also reviewed our portfolio of businesses to evaluate their growth and return profiles and have made decisions to divest certain business that did not meet our desired growth and return targets.

In particular, we divested:

-- Our ATM network,

-- Our Small Business Leasing activities,

-- Our AEB Egypt and Luxembourg branches, and

-- Our Tax and Business Services operation.

You will note that these businesses were neither core strategic businesses for us nor ones in which we were a market leader.

In addition, these efforts also contributed to our decision to spin-off American Express Financial Advisors.

Furthermore, we also took measures such as selling and leasing back certain owned corporate real estate which reduced the level of required capital on our balance sheet.

While we feel that we've made strong progress in our Balance Sheet Optimization initiative, going forward we will continue to review our portfolio of businesses and, where appropriate, we will make decisions favoring improved returns.

Employing these tactics, in addition to growing the fundamentals of our business, has enabled us to meet and, more recently, exceed our long-term, on average and over time ROE target.

Going forward, we are confident that, given the growth, diversity, and low capital intensity attributes of the business, our ability to deliver highly attractive returns strengthens.

As I mentioned, we have, as a result, increased our ROE target for AXP after the Ameriprise spin-off is complete to 28-30% from 18-20%.

As you can see, our TRS business has performed at or above this level over time.

The final element of our financial paradigm is stability, or consistency of performance.

The best planning and execution can be negated by external events, as we all know. So our goal here is to focus on what we can control.

Among all of the levers we have to manage to achieve consistency within our business performance, we focus on:

-- Reducing the risk profile of our businesses, without limiting growth opportunities;

--  Planning on a multi-year time horizon, and on a rolling basis;

-- Creating flexibility by consistently evaluating, prioritizing and decisioning new and existing investments based on business performance and environmental factors;

-- Forming contingency plans in each of our businesses, to maximize their flexibility and ability to meet performance targets in difficult economic or industry environments; and

-- Planning for ample liquidity, to the point where alternate funding resources are available to provide uninterrupted funding over a twelve-month period, should access to unsecured debt sources become impaired.

As we've talked about all of these strategies in previous presentations, I'd like to just spend a minute or two on this last point to give you a better flavor of how we focus on managing liquidity within the organization.

Over the last two to three years we've substantially improved our liquidity profile with a goal of having alternate funding resources available to us to provide uninterrupted funding over a twelve-month period, should access to unsecured debt sources become impaired.

We took several measures to achieve this, including:

-- Reducing our reliance on commercial paper by extending the maturities of our funding through other instruments, such as medium term notes;

-- Creating a $5 billion portfolio of U.S. Treasury securities that can be used to meet funding needs if necessary;

-- Enhancing our securitization capabilities to expand the portfolio of securitizable receivables; and

--  Ensuring access to a substantial level of committed bank lines.

-- We have overall improved the diversity of our funding sources by maturity, debt instrument and by investor base, which provides additional insulation from unforeseen events in the short-term debt market, lending stability to our operations.

Let me conclude with a few thoughts on opportunities for American Express going forward.

By leveraging our financial paradigm and capitalizing upon our spend-centric model, diverse revenues and organic growth opportunities, AXP is positioned to be among the top growth companies, the hallmarks of which are consistently strong growth, good returns, and favorable payout to shareholders.

In pursuing this objective, we will be focused on developing our high growth, low capital-intensive businesses, including our network business, our middle market corporate business, and our prepaid services business, among others. In addition, due to our spend-centric model, our core businesses and organic growth opportunities support this objective as well.

Given these growth opportunities and the return profiles that these businesses afford, we will also continue to focus on our ability to generate strong free equity cash flow to meet our 65% payout to shareholders target.

In conclusion, as you know, we will be completing the distribution of Ameriprise to our shareholders on September 30th. This will mark the start of a new chapter in the history of American Express and one that we are excited and optimistic about. We are confident that, given the strong business momentum over the past two years, our pipeline of growth opportunities and the strength of our business model, we will be positioned to fulfill our business objectives, meet our financial targets and, overall, deliver substantial value to shareholders.

Thank you I will be happy to take any questions now.